Exhibit 14


                             FIRST FINANCIAL BANCORP
                               BANK OF LODI, N.A.
                                LODI, CALIFORNIA


                          POLICIES AND CODE OF CONDUCT

                                  APPLICABLE TO

                        MEMBERS OF THE BOARD OF DIRECTORS

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                                TABLE OF CONTENTS
                                   (continued)

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I.       Standards Applicable to Selection, Qualifications and Conduct of Board Members..........................1

         A.       Purpose Statement..............................................................................1

         B.       Responsibility With Respect to Policies........................................................1

         C.       Selection of Directors.........................................................................1

         D.       Prohibitions on Service for Other Persons or Entities..........................................2

         E.       Specific Standards Applicable to Directors.....................................................2

         F.       Duty of Loyalty................................................................................3

         G.       Confidential Information and Trade Secrets.....................................................4

         H.       Charges Commonly Brought Against Directors of Banks............................................4

II.      Conflicts of Interest...................................................................................5

         A.       Purpose Statement..............................................................................5

         B.       Responsibilities...............................................................................6

         C.       General Standard...............................................................................6

         D.       Contacts and Relationships With Other Financial Institutions...................................6

         E.       Insider Vendor/Business Dealings...............................................................7

         F.       Insider Trading................................................................................9

         G.       Consequences for Failure to Adhere to Insider Trading Policies................................12

         H.       Additional Prohibited Transactions............................................................12

         I.       Questions or Assistance.......................................................................13

         J.       Pre-Clearance of All Trades by Directors......................................................13

         K.       Certification.................................................................................13

III.     Restrictions on Resale of Securities by Affiliates.....................................................13

         A.       Purpose Statement.............................................................................13

         B.       Resales Under Rule 144........................................................................14

         C.       Resale by Means of a Registration Statement...................................................16

         D.       Resale Pursuant to Regulation A...............................................................17

         E.       Status of Shares Acquired from an Affiliate...................................................17

IV.      Required Disclosures Under the Securities Exchange Act of 1934.........................................

         A.       Initial Statement of Beneficial Ownership of Securities.......................................

         B.       Statement of Changes of Beneficial Ownership of Securities....................................

         C.       Annual Statement of Beneficial Ownership of Securities........................................
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         D.       Filing by the Company on Behalf of the Director...............................................

V.       Bank Bribery Act.......................................................................................18

         A.       Purpose.......................................................................................18

         B.       Policy Elements...............................................................................18

         C.       Exceptions....................................................................................18

         D.       Recordkeeping.................................................................................19

VI.      Violations of Board Policies...........................................................................19

         A.       Actions Deemed in Violation of Policies.......................................................19

         B.       Penalties for Violations of Policies..........................................................20

VII.     Required Disclosures Under the Sarbanes-Oxley Act......................................................
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I. Standards  Applicable  to  Selection,  Qualifications  and  Conduct of  Board
   Members

A. Purpose Statement.

         First Financial Bancorp and Bank of Lodi, N.A. (together the "Company") seek to maintain the best reputation and the highest ethical standing of any banking company in its communities. In the conduct of its business the Company depends upon the attention, goodwill, competence and personal integrity of its Directors. In addition, banking and corporate laws and regulations require that bank Directors maintain high standards of personal and business integrity, and prohibit certain activities by insiders. The purpose of these Board of Directors policies (the "Policies") is to ensure high standards of performance and conduct by Directors, as well as to insure compliance with the laws and regulations which affect the Company and the members of the Board of Directors.

B. Responsibility With Respect to Policies.

         Following adoption by the Board of Directors, it will be the responsibility of the Board's Audit Committee to review and enforce these Policies. These Policies shall be reviewed by the Audit Committee as necessary to maintain current, effective policies and in no event less frequently than every six months.

         The Company's Directors shall have the individual and collective responsibility to bring to the attention of the Audit Committee all information of which they are aware regarding the existence of material concerns raised by these Policies, including any violations of these Policies.

C. Selection of Directors.

         In accordance with the requirements of the Company's By-Laws, from time to time the Board may at its discretion nominate or appoint new Board members. Individuals who are selected to be Directors should have sufficient time available to fulfill their responsibilities, and should be free of financial difficulties or other commitments which might hinder their efforts, make demands which conflict with the individual's commitment to the Company or in any way tend to embarrass the Company.

         A  position  as a  Director  of the  Company  is a  position  of trust.
Directors should be selected on the basis of their qualities of integrity, business experience, experience with financial matters, knowledge of and commitment to the community, as well as their genuine interest in assisting the Company. Company Directors will be screened to insure they possess the maturity and sophistication to appreciate their obligations to all of the Company's constituents, including the Company's shareholders, employees, depositors and other customers, the community in which the Company operates, and the regulatory agencies which supervise the Company's activities. These qualities should be clearly demonstrated by the candidate's experience and reputation. In addition, the Board should favor candidates who have the skill and inclination to attract business to the Company or who can be helpful in evaluating business opportunities that are presented to the Company.

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

         Candidates for membership on the Company's Board of Directors (whether nominated by the Board or another shareholder) must submit a consent for the Company to obtain a background check (including fingerprint cards) and a credit report and a resume of the candidate's business and professional experience for review by the Audit Committee and the Company's Chief Executive Officer. The Audit Committee shall pay particular attention to any elements of the documents submitted by a Board candidate which bring into question the candidate's ability to fully comply with all elements of these Policies.

D. Prohibitions on Service for Other Persons or Entities and Ownership of Company Stock.

         1. Except as specifically authorized by a majority vote of the Company's Board of Directors, no person while a member of the Company's Board of Directors shall serve, whether or not paid for such services, as a Director, officer, employee, agent, nominee, material consulting accountant, analyst, attorney, advisor, consultant, or policy decision maker for any other bank, savings association, bank or savings association holding company, or affiliate or subsidiary thereof, or act in the capacity of the assignee, agent, consultant, advisor or nominee of anyone who has any contract, arrangement or understanding with any other bank, savings association, bank or savings association holding company, or affiliate or subsidiary thereof, or with any officer, Director, employee, agent, nominee, material consulting accountant, analyst, attorney or policy decision maker thereof, pursuant to which that person could be called upon to reveal or in any way utilize information obtained as a Director or will, directly or indirectly, attempt to effect or encourage any action of the Company.

         2. Except as specifically authorized by a majority vote of the Company's Board of Directors, no person while a member of the Company's Board of Directors shall, directly or indirectly, own more than 5% of, organize, manage, operate, finance or participate in the ownership, management, operation or financing of any financial institution whose deposits are insured by the FDIC that has its head offices or a branch office within 100 miles of any Bank of Lodi branch office.

         3. Annually, prior to the preparation of the proxy for the time of the Company's annual shareholders meeting (or at such other time as may be fixed by the Board of Directors) each Director shall submit an annual certification under penalty of perjury dated as of February 28th of each year, stating the Director's sources of income (other than interest income on regularly maintained deposit accounts or publicly traded bonds and dividend income from publicly traded equities) as shown on his or her tax return (including all W-2 or 1099 forms) and a list of the number of voting shares of any bank, thrift, or bank, financial or thrift holding company so that the Board of Directors may verify compliance with this provision.

         4. In addition to the Company's policy with respect to the qualifications of Directors, federal law requires that, unless an exception is granted by the Office of the Comptroller of the Currency, members of the Company's Board of Directors be citizens of the United States and that all Directors own, without encumbrances, at least 1,000 shares of the Company's stock. At all times while serving on the Board of Directors, each Director shall maintain beneficial ownership of at least 1,000 shares of the Company's common stock. Federal

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law also provides  that members of the  Company's  Board of Directors may not be investment bankers.

E. Specific Standards Applicable to Directors.

         Members of the Company's Board of Directors shall be responsible for the following in connection with matters involving the Company:

o Exercising sound and prudent judgment in the oversight of the Company's activities and operations.

o Discharging the Director's obligations with the interests of the Company, its shareholders, employees, customers and communities uppermost in the Director's mind.

o Supporting the decisions of the Board of Directors following full and reasonable discussion or debate of matters establishing the policies and strategies of the Company.

o Administering the affairs of the Company with candor, personal honesty and integrity.

o Obtaining no actual or apparent personal gain from information gained pursuant to the Director's conduct of confidential duties on behalf of the Company.

o Maintaining independence while remaining receptive to the views of others and viewing problems with as little personal bias as possible.

o Complying with all federal and state statutes, rules and regulations applicable to the Company or its Directors.

o Reviewing examination, financial and other reports with respect to the business, activities and performance of the Company and ensuring that any problems are appropriately and timely addressed.

o Insuring prudent tradeoffs between the imperatives of growth, safety and profitability, taking into appropriate account the multiple constituencies to which the Company is responsible.

o    Acting as an active advocate for the Company in the community.

o Attending all regular and special meetings of the Board of Directors and of all Board committees on which the Director serves.

o    Protecting   the  interests  of  the  Company   through  the  avoidance  of
     self-dealing in transactions with the Company.

o Owning at least 1,000 shares of the Company's capital stock to insure that the Director has a healthy personal interest in the Company's progress and prosperity.

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o    Taking advantage of continuing  education  opportunities,  especially those activities which provide a forum for interaction with Directors of peer group banks.

o    Maintaining as confidential all information obtained as a Director.

F. Duty of Loyalty.

         Consistent with the high standards established by these Policies, members of the Board of Directors must be loyal to the Company and to the Company's management, and must help the Company identify and capitalize on opportunities that may translate into prudent, profitable business for the Company. Members of the Board of Directors shall represent and promote the goodwill of the Company in the community. No Director shall reveal or in any way utilize information obtained as a Director or will, directly or indirectly, provide such information to any person who is not a member of Company management or the Board of Directors to attempt to effect or encourage any action of the Company. Federal law provides specific standards for insider transactions that are designed to curb abuses by Directors and other insiders who seek to use their positions with the Company to advance their own interests. In addition, the common law duty of loyalty and good faith requires something more than the mere observance of the letter of these statutory requirements, with members of the Company's Board of Directors being expected to observe high standards of personal and business ethics. Directors should avoid any activity that would not bear public scrutiny.

         It is anticipated that Directors may do business with the Company. However, Directors must understand that the Company is required to avoid providing Directors services or financial accommodations of any kind which are more favorable than those offered to the general public. Extensions of credit to Directors must meet or exceed the standards set forth in Regulation O of the Board of Governors of the Federal Reserve System.

         As is discussed more fully below, Directors must disclose to the Company any potential or existing conflicts of interest. Directors must respect the prerogative of the Company to seek profitable new business venues and new clients, and Directors should take care not to interfere with that prerogative. Directors must not compete with the Company or, without the advance consent of the Company's Board of Directors, be a principle or director of any competitor bank or bank holding company. Directors should avoid any personal or professional affiliations which might demand or appear to demand conflicting loyalties.

G. Confidential Information and Trade Secrets.

         All information, materials, reports, analyses, attorney client communications, reports or correspondence from accountants, auditors or other advisors related to or concerning the Company, all records of the accounts of customers, and any other records and books relating in any manner whatsoever to the customers of the Company, and all other files, books and records and other materials owned by the Company or used by it in connection with the conduct of its business, whether prepared by a Director or otherwise coming into his or her possession, shall be the exclusive property of the Company regardless of who actually prepared the original material, book or record. All such books and records and other materials shall be immediately returned to the Company by the Director on any termination of his or her service as a Director.

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No  Director  shall  reveal  or in any way  utilize  information  obtained  as a
Director or will, directly or indirectly, provide such information to any person who is not a member of Company management or the Board of Directors to attempt to effect or encourage any action of the Company.

         Directors will have access to and become acquainted with the Company's trade secrets, including the names of customers and clients of the Company, their financial condition and financial needs, financial information regarding the Company and other information relating to the Company's products, services and methods of doing business. Directors shall not disclose any of the Company's trade secrets, directly or indirectly, or use them in any way, either during the term of the Director's service as a Director (except as required as a Director of the Company) or for a period of twelve months after the termination of service as a Director of the Company. Directors will not, for one year following the termination of their service as a Director, solicit for employment elsewhere individuals who are active, full-time employees of the Company.

H. Charges Commonly Brought Against Directors of Banks.

         The most likely plaintiffs in lawsuits against bank directors are the Federal Deposit Insurance Corporation (FDIC) (in its role as the receiver of a failed institution), the Office of the Comptroller of the Currency (OCC) (in its role as the bank's primary federal regulator), the bank's shareholders and it creditors. The most likely plaintiffs in lawsuits against the directors of a bank holding company are the Board of Governors of the Federal Reserve System
(FRB), the company's shareholders and its creditors. While suits brought by shareholders and creditors are the most numerous, those involving the most serious potential consequences and the greatest expenditures of money are likely to be those brought by the FDIC, the OCC and the FRB. Regardless of the identity of the plaintiff, many of the same acts and omissions of bank and bank holding company directors serve as the bases for claims that are made against them, including the following:

o    Engaging in self-dealing.

o    Approving imprudent or excessive loans.

o Failing to address in a satisfactory manner conditions and practices that have been criticized, formally or informally, by bank regulatory agencies.

o    Failing to provide proper guidance to management.

o    Failing to have the bank audited on a regular basis.

o Failing to ensure the implementation and maintenance of adequate internal procedures and controls.

o Permitting the institution to become illiquid, or to otherwise operate without adequate net worth and reserves.

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o    Failing  to  attend a  sufficient  number  of  Board  and  Board  committee meetings.

o    Failing to require adequate diversity in the institution's investments.

o    Failing to exercise sound business judgment.

II. Conflicts of Interest

A. Purpose Statement.

         The purpose of this conflict of interest policy is to describe the guidelines established by the Company and bank regulatory agencies with respect to the minimization of the risks associated with potential conflicts of interest, and to ensure that the Company applies uniform standards to all Board members. The Company recognizes that there are numerous potential conflicts of interest involved in the day-to-day conduct of the Company's business, and therefore the Company tries to adhere to practices which protect the Company's interests, its image and its reputation, while at the same time remaining fair and reasonable to all concerned.

         As is noted above, the Company depends upon the personal integrity of its Directors in conducting the Company's business. In addition, banking and corporate laws and regulations prohibit certain activities by Company insiders. As such, the purpose of this conflict of interest policy is to ensure compliance with all applicable laws and regulations concerning conflicts of interest, to describe the guidelines established by the Company and by the bank regulatory agencies to minimize the risks associated with potential conflicts of interest, and to ensure that fair and equal treatment is provided to all Company customers, employees, officers and Directors.

B. Responsibilities.

         The Company's Directors have the responsibility to comply with these Policies and all applicable laws and regulations. Any suspected violations of these Policies should be reported immediately to the Company's Audit Committee Chairman or Vice Chairman for investigation. Proven violations to these Policies may subject the involved party to certain penalties and possibly to criminal prosecution.

         The Company recognizes that there are numerous potential conflicts of interest involved in the day-to-day conduct of the Company's business, and therefore the Company tries to adhere to practices that are "fair and reasonable" in all areas of management of that business. However, three specific areas are carefully regulated and as such are specifically addressed in these
Policies: insider vendor/business dealings, securities trading, and bribery of Company insiders.

C. General Standard.

         A conflict of interest is defined for purposes of these Policies as a Director's or a Director's family or business associates involvement in any interest which might either conflict

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with the  Director's  duty to the  Company or  adversely  affect the  Director's judgment in the performance of his or her responsibilities to the Company, or which might tend to create the appearance of conflict or impropriety so as to undermine the confidence of third parties in the high standards of the Company.

         The Company asks of its Directors that they ensure that their personal and business interests and those of others are not advanced at the expense of the Company. The Company's Directors may not engage in personal or business conduct which conflicts with the interests of the Company. It is important that the Company's Directors avoid even the appearance of a conflict of interest, in the recognition that the appearance of a conflict can be as damaging to the Company's standing and reputation as an actual conflict.

D. Contacts and Relationships With Other Financial Institutions.

1. Communication With Other Financial Institutions.

         Directors  of the Company  shall  immediately  report to the  Company's
Chairman of the Board and Chief Executive Officer any communication by or with any person who is a director, officer, employee, agent, nominee, attorney or policy decision maker for any other bank, savings association, bank or savings association holding company, or affiliate or subsidiary thereof, which communication is initiated with respect to any proposed merger or reorganization or other non-public or strategic initiatives related to the Company. Thereafter, unless specifically authorized by the Board of Directors or a Committee of the Board with jurisdiction over such matters, the reporting Director shall have no further communications with agents or representatives of such bank, savings association, bank or savings association holding company or affiliate or subsidiary thereof and shall refer, immediately and without delay, all such further attempted communication to the Chairman, the President and Chief Executive Officer or the full Board of Directors.

2. Compensation From Other Financial Institutions.

         No Director of the Company shall, while serving as a Director, accept any compensation of any kind or in any form whatsoever during the Director's term as a Director from any bank, savings association, bank or savings association holding company or affiliate or subsidiary thereof, or from any individual, entity or group of individuals and/or entities acting in concert which has a controlling interest in any other bank, savings association, bank or savings association holding company or affiliate or subsidiary thereof, unless the receipt of such compensation is approved in advance by a majority of the non-interested members of the Company's Board of Directors.

E. Insider Vendor/Business Dealings.

1. Definition.

         Vendor/business dealings between the Company and its Directors pose potential conflict of interest problems for the Company's Directors and as such are expressly addressed by special banking and corporate laws and regulations. The Company has determined that the

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Company's  vendor/business  dealings  policy  and  procedures  will apply to all
Company Directors and their immediate families.

         A "business dealing" is any transaction by a Company Director in which the Director receives any direct or indirect economic benefit, excluding extensions of credit, deposit relationships and any other ordinary customer service provided by the Company. By way of example, "business dealing" includes the following activities:

a. The sale, purchase or other conveyance of assets, goods or services to or from the Company. (This includes the sale or purchase of all types of non-deposit liabilities and the payment of interest on such liabilities.)

b. The use of the Company's facilities, real or personal property, or personnel.

c.   The lease of property, equipment or other assets to or from the Company.

d. The payment by the Company of commissions and/or fees, including but not limited to brokerage commissions and management, consultant, insurance, architectural and legal fees.

e.   Service agreements.

f. The payment of interest on deposits to the extent that the rate of interest exceeds the amount paid to other depositors on similar deposits.

         NOTE: Company policy and federal law prohibit the payment of interest on deposits to a Director, officer, employee or attorney of the Company in excess of the rate paid to other depositors.

2. Policy Elements.

         The Company may enter into business relationships, contracts and similar arrangements with Directors. However, all business dealings between the Company and its Directors must be intended for the benefit of the Company and must not be entered into by the Company merely as an accommodation to the Director. For the purposes of this conflict of interest policy, a "business dealing" does not include (i) compensation of a Director for his or her services as a Director of the Company, (ii) any transactions that are subject to Regulation O of the Board of Governors of the Federal Reserve System, or (iii) any business dealings which have a total transaction value of less than $5,000. All other business relationships between the Company and a Director of the Company must satisfy each of the following requirements:

a. A business dealing will not be entered into by the Company unless it is determined by Company management to be fair and reasonable. "Fair and reasonable" means on terms and under circumstances that are substantially the same, or at least as favorable, as those prevailing at the time for comparable business dealings with persons who are not Directors.

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b.   The following  procedures will be utilized to ensure that business dealings that involve Company insiders are arms-length transactions and to assist the Company in determining the fairness and reasonableness of a business dealing:

(i) To the extent practical, at least two competitive quotes and/or bids, dated within 60 days of the date the Board considers the transaction, should be obtained for transactions in excess of $5,000, with the exception of those transactions that are subject to Regulation O of the Board of Governors of the Federal Reserve System.

(ii) Outside independent advice from at least one competent expert will be obtained to render an opinion regarding the fairness of the business dealing to the Company. A sale or lease of property, for example, will require that comparable rates or an appraisal from an outside source be obtained.

(iii)A business dealing should generally be for a term that does not exceed one year. However, there may be exceptions, such as with a lease agreement. In such a case, the landlord and the Company will negotiate in good faith a mutually fair business arrangement.

(iv) Each year the Company will reevaluate the fairness of every business dealing which has been in existence for one year or more or which has been continuously recurring during the past year. In the case of a long-term lease, the transaction will be reevaluated for fairness at the time of renewal or renegotiation.

c. All transactions in excess of $1,000 that involve Company Directors and their immediate families will require prior approval by the Company's Chief Executive Officer. If it is determined that the transaction presents a potential conflict of interest, the Company will not permit the use of the Director or a member of their immediate family in connection with the business dealing.

3. Review of Business Dealings.

         The Company's Chief Executive Officer will review each proposed business dealing which involves an amount in excess of the limits described above for compliance with applicable laws and regulations. No business dealing may be approved unless it has previously been reviewed by the Company's Chief Executive Officer, except with respect to the determination of reasonable compensation for Directors. The determination of the Company's Chief Executive Officer will not be binding on the Board, but the Company's Board of Directors will justify in writing any Board decision that is contrary to a determination of the Company's Chief Executive Officer as to non-compliance with applicable laws or regulations.

4. Recordkeeping.

         The Company will maintain satisfactory written records with respect to all business dealings that involve Directors. The Company's records will document and substantiate the reasonableness and fairness to the Company of each such business dealing.

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F. Insider Trading.

1. Introduction.

         The Securities and Exchange Commission ("SEC") and the U.S. Justice Department vigorously pursue violations of insider trading laws. An "insider" is a person who possesses, or has access to, material information concerning the Company that has not been fully disclosed to the public. Insiders may be subject to criminal prosecution and/or civil liability for trading (which can include both a purchase and sale) the Company's stock when they know material information concerning the Company that has not been fully disclosed to the public.

         The Insider Trading and Securities Fraud Enforcement Act puts the onus on companies and, possibly, other "control persons" for violations by Company personnel.

         In addition to responding to the requirements of the Act, these Policies attempt to establish standards that will avoid even the appearance of improper conduct on the part of insiders. The Company has worked to establish its reputation for integrity and ethical conduct and it does not want that reputation to be damaged.

2. Policy Elements.

         It is the Company's policy that an insider or any related person (including family members) may not buy or sell any securities (including common or preferred stock, options or warrants) or engage in any other action that takes advantage of inside information and may not pass that information on to others.

         Except as provided in the next paragraph, insiders must limit their purchases and sales of the Company's securities to certain periods in each calendar quarter following the release of the Company's quarterly financial information. The time when trading is permitted is referred to as a "window period." In general, each window period begins on the third calendar day following the public announcement of the Company's quarterly earnings and ends on the day preceding the Company's Board of Directors meeting regularly scheduled for the last month of each calendar quarter. The Board of Directors may from time to time impose additional "black-out" periods when all trading by insiders will be prohibited. In all events, an insider must not trade even during a window period while in the possession of material nonpublic information.

         Insiders may buy the Company's securities outside the window period in the case of an acquisition (but not a subsequent sale) of the Company's common stock on the exercise of employee stock options. In addition, an insider may engage in any transaction that is specifically approved in writing in advance by the Company's Chief Executive Officer.

         As a result of the sensitivity and scrutiny of stock trading by insiders, all Directors must notify the Company's Chief Executive Officer or Corporate Secretary at least two days prior to making any purchase or sale of the Company's securities.

         In connection with the obligation not to pass material non-public information on to others, Directors may not, without a legitimate reason, discuss material non-public information with other persons. Directors must take all steps reasonably necessary to reduce the chances of inadvertent tipping of material non-public information. These steps should include the following: discussion of material, non-public information on a need-to-know basis only; use of secure methods of transferring confidential data electronically; maintenance of documents in secure, preferably locked, environments; and destruction of documents prior to disposal.

         These Policies apply to all material, non-public information, whether or not obtained in the course of serving as a Director of the Company, relating to any public company, including the Company's customers and suppliers. Stock transactions that may be necessary for independent reasons, such as the need to raise money for an emergency expenditure, are not excepted from these Policies. To preserve the Company's goal of adhering to high ethical standards of conduct, even the appearance of an illegal or improper transaction must be avoided.

3. Material Insider Information Defined.

         Material information is any information that a reasonable investor would consider important in making a decision to buy, hold or sell any security. In short, material information is any information which could affect the price of a security. Either positive or negative information may be deemed to be material. The following are examples of information that may be regarded as material:

         o    Projections of future earnings or losses

         o    News of a pending or proposed merger

         o    Acquisition or tender offer developments

         o Changes in liquidity position, including changes caused by the loss of a line of credit or other financing

         o News of a significant sale of assets or the disposition of a subsidiary, division or line of business

         o    Changes in dividend policies

         o Declaration of a stock split or the offering of additional securities

         o    Changes in senior management

         o    Significant new products or discoveries

         o    Impending bankruptcy or financial liquidity problems

         o    The gain or loss of substantial customer or supplier support

         o    A pending tender offer or exchange offer

         o    Calls, redemptions or purchases of the Company's securities

         o    Business combinations of any type

         o    Earnings announcements

         o    The  filing  of  a  lawsuit  or  significant   developments  in  a
              litigation matter

         o    Labor disputes, strikes and lockouts

         o    Important license, patent or franchise developments

         o The commencement or potential commencement of a governmental investigation

         o    Significant compensation plans or programs

         o    The adoption of a poison pill or other anti-takeover defense

         o    Significant borrowings, defaults or write-offs

         o    Significant diminishment of the value of assets

         The foregoing list is illustrative only. There may be many other examples of material information which may arise in the course of a company's business.

4. When Information Is Public.

         Generally, information should be considered non-public if it has not been disseminated in the Company's annual or periodic reports, has not been the subject of a press release intended for and made available to the public or has not been widely reported to the media, statistical services, market letters or the like. Further, the investing public must be afforded time to receive the information and act upon it following the release of the information. Therefore, Directors must refrain from trading, and must refrain from advising others to trade, in the Company's stock until at least two full calendar days (trading can commence on the 3rd calendar day) after disclosure of information to the public.

5. 20/20 Hindsight.

         It is important to remember that when any securities transaction becomes the subject of legal scrutiny, it will undoubtedly be viewed after the fact with the benefit of "20/20 hindsight." As a result, before engaging in any securities transaction, Directors should carefully consider how regulators and others might view the transaction.

6. Transactions By Family Members.

         The restrictions described in this Section F also apply to Directors' family members and others living in the Directors' households. Directors are to be responsible for the compliance with these Policies by members of their immediate family and personal household.

7. Tipping Information To Others.

         Insider trading violations are not limited to trading by the insider alone. It is also illegal to share non-public material information with others who then use such information to purchase or sell the Company's stock. Liability in such cases will extend to both the "tipper"--the insider who told someone non-public information, and the "tippee"--the person who purchased or sold shares based on this non-public information. The securities law penalties for violations of this standard will apply regardless of whether a Director derives any personal profit from the actions of the person to whom the information was passed.

         Directors who are in possession of material, non-public information concerning a company or municipality should take particular care to avoid discussions of confidential information in public places such as gatherings, hallways, office areas that are generally open to employees, elevators, restaurants and airplanes.

G. Consequences for Failure to Adhere to Insider Trading Policies.

         The penalties for insider trading violations are substantial. Individuals who trade on inside information (or tip such information to others) are subject to a civil penalty of up to three times the profit gained or loss avoided, plus a criminal fine (no matter how small the profit) of up to $1,000,000, and a jail term of up to ten years. In addition, an individual insider's violation can subject the company and its controlling persons to civil penalties of the greater of $1,000,000 or three times the profit gained or loss avoided, and a criminal penalty of up to $2,500,000.

         Moreover, any Director who violates the Company's insider trading policy will be subject to company-imposed sanctions, including immediate removal for cause. Needless to say, even if an investigation by the Securities and Exchange Commission or other regulatory authority does not result in the imposition of penalties or prosecution, the mere fact of an investigation can tarnish one's reputation, irreparably damage one's career and involve substantial legal expense.

H. Additional Prohibited Transactions.

         Because it is improper and inappropriate for Company personnel to engage in short-term or speculative transactions involving Company stock, it is the Company's policy that Directors should not engage in any of the following activities with respect to securities of the Company:

1. Trading In Securities On A Short-Term Basis.

         Any Company stock purchased by a Director or executive officer in the open market must be held for a minimum of six months. (Note: this requirement parallels the SEC's short-swing profit rule, which prevents executive officers, Directors and 10 percent shareholders from selling or purchasing any Company stock within six months of a purchase or sale.)

2. Purchases Of Company Stock On Margin.

         Purchases of Company stock on margin, other than in conjunction with the exercise of stock options in accordance with any Stock Option Plan adopted by the Company, are prohibited.

3. Short Sales.

4. Buying Or Selling Puts Or Calls.

I. Questions or Assistance.

         If a Director has questions about these Policies, or specific transactions which may be affected by these Policies, the Director should obtain additional guidance from the Company's legal counsel. However, responsibility for adhering to these Policies and avoiding illegal and improper transactions rests with each First Financial Bancorp employee, officer, Director and agent.

J. Pre-Clearance of All Trades by Directors.

         To provide assistance in preventing inadvertent violations and avoiding even the appearance of an improper transaction, the Company has implemented the following procedure: All transactions in Company stock (including acquisitions, dispositions and transfers) by Directors of the Company must be pre-cleared by the Company's Corporate Secretary. If a Director is contemplating a transaction in the Company's stock, the Director should contact the Corporate Secretary before completing the transaction. This requirement does not apply to stock option exercises, but does cover market sales of option stock. This requirement also excludes the use of Company stock as an investment alternative in the Company's 401(k) program.

K. Certification.

         Directors will be required to certify their understanding of and intent to comply with these Policies Statement, and may be required to re-certify compliance on an annual basis.

III. Restrictions on Resale of Securities by Affiliates

A. Purpose Statement.

         Each person who is a Director of the Company may possess the power to direct or cause the direction of the management and policies of the Company and, therefore, will be considered to be an "affiliate" of the Company (i.e., a person who directly or indirectly, through one or more intermediaries, controls the Company) for purposes of the Securities Act of 1933, as amended (the "Act"). Every affiliate of the Company is subject to certain restrictions on the resale of his or her shares of Company stock regardless of how the shares are acquired. Shares of the Company obtained by an affiliate through a registration statement or from the "market" are generally called "control shares." Shares held or acquired by any person who later becomes an affiliate of the Company will also become "control shares" (also referred to as "affiliate shares") subject to resale restrictions. These Policies discuss those restrictions. Rule 144 is also applicable to transactions involving the sale of "restricted securities," i.e., securities acquired from an issuer in a transaction not involving a public offering. See "Status of Shares Acquired from an Affiliate" below.

         As the issuer of the securities, the Company is obligated under the Act to take reasonable steps to ensure that its securities are not transferred in violation of the Act. In order to satisfy its obligations and to provide the appropriate notice of resale restrictions, the Company must instruct its transfer agent to prohibit transfer of all affiliate shares without appropriate advice from the Company and must order its transfer agent to place a restrictive legend on each certificate representing affiliate shares. The purpose of the legend is to properly inform any person who may obtain the certificate, whether the person is an owner, transferee, pledgee, etc. that the certificate represents affiliate shares which are subject to restrictions on the transfer of said shares. The legend will read substantially as follows:

              "The shares represented by this certificate are owned by a person, or persons, who may be considered an affiliate for purposes of Rule 144 under the Securities Act of 1933. No transfer of these shares or any interest therein may be made except pursuant to Rule 144, or an effective registration statement under the Act, unless the issuer has received an opinion of counsel satisfactory to it that such transfer does not require registration under the Act."

         The Company's transfer agent (the "Transfer Agent"), has been given stop-transfer instructions similar to the restrictive legend with regard to all certificates representing Company shares issued or to be issued to Directors and executive officers of the Company. Counsel to the Company may be required to provide an opinion of counsel to the Transfer Agent prior to effecting the transfer of shares for a proposed resale of shares by an affiliate of the Company.

         There are various methods available to affiliates of the Company to sell their "control shares." These methods include resale in compliance with Rule 144, resale by means of a Registration Statement or resale pursuant to Regulation A promulgated under the Act.

B. Resales Under Rule 144.

         Rule 144 was promulgated by the Securities and Exchange commission (the "SEC"), to provide a mechanism by which sales of the Company's stock may be made for the account of an affiliate without registration under the Act. The ability to resell Securities pursuant to Rule 144 is, however, subject to a number of requirements including the availability of current public information concerning the Company; limitations on the amount of securities sold; sales being made only through "brokers' transactions"; filing of a notice of sale with the SEC; and the seller having a bona fide intention to sell. These requirements are more fully discussed below:

1. Current Public Information.

         Rule 144(c) requires that adequate current information with respect to the issuer be available to the public. This requirement can be met if the issuer has securities registered pursuant to the Act; has been subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for at least 90 days immediately preceding the sale of the securities; and timely files all the reports required to be filed thereunder during the twelve months preceding such sale (or for such shorter period that the issuer was required to file such reports). The Company has securities registered pursuant to the Act and is subject to the reporting requirements of the Exchange Act. Thus, the current public information requirement of Rule 144(c) will be met if the Company timely files all of the requisite reports as of the date of any sale under Rule 144.

2. Limitation on Amount of Securities Sold.

         Rule 144(e) places a limitation on the amount of securities that may be sold. With respect to sales by an affiliate, the amount of securities sold, together with all sales for the account of the affiliate within the preceding three months cannot exceed the greater of (a) one percent of the total outstanding shares of the issuer as shown by the most recent report or statement published by the issuer or (b) the average weekly reported volume of trading in such securities reported on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the notice required by Rule 144(h), discussed below.

3. Manner of Sale.

a. Rule 144(f) requires that the securities be sold in "brokers' transactions" or in transactions directly with a "market maker" and that the persons selling the securities shall not:

(1) Solicit or arrange for the solicitation of orders to buy the securities in anticipation of or in connection with such transaction; or

(2) Make any payment in connection with the offer or sale of the securities to any person other than the broker who executes the order to sell the securities.

b.   Rule  144(g)  defines  the  term  "brokers'   transactions"   and  includes
     transactions executed by a broker in which the broker:

(1) Does no more than execute the order or orders to sell the securities as agent for the person for whose account the securities are sold, and receives no more than the usual and customary broker's commission; and

(2)  Neither solicits nor arranges for the solicitation of customers'  orders to
     buy  the  securities  in   anticipation   of  or  in  connection  with  the
     transaction; and

(3) After reasonable inquiry is not aware of circumstances indicating that the person for whose account the securities are sold is an underwriter with respect to the securities, or that the transaction is a part of a distribution of securities of the issuer. (In other words, the broker must determine that the shares are sold in accordance with the other provisions of Rule 144 discussed above).

4. Notice of Proposed Sale.

         Rule 144(h) provides that if the amount of securities to be sold in reliance upon Rule 144 during any three month period exceeds 500 shares or has an aggregate sales price in excess of $10,000, three copies of a notice on Form 144 must be filed with the SEC. A copy of the Form 144 notice is attached for your information. The Form 144 must be signed by the person for whose account the securities are to be sold and must be transmitted for filing concurrently with either the placing with a broker of an order to execute a sale of securities in reliance upon Rule 144, or the execution directly with a market maker of such a sale.

5. Bona Fide Intention to Sell.

         Rule 144(i) provides that the person filing the Form 144 notice must have a bona fide intention to sell the securities referred to in the notice within a reasonable time after filing the notice.

C. Resale by Means of a Registration Statement.

         If an affiliate of the Company desires to sell shares in excess of the amount allowable under Rule 144 and free of any restrictions on resale, such sale must be by means of an effective registration statement under the Act, or pursuant to an applicable exemption. Various forms of registration statements are available, each with its own requirements.

         An S-1 registration statement, for example, requires a prospectus which includes the greatest scope of disclosure of information under the rules and regulations of the SEC. In addition to disclosure covering the business and management of the issuer, detailed financial information must be included.

         Form S-3 may also be used to register the resale of shares by affiliates. Form S-3 is a fairly short document which, for the most part, would incorporate filings by the Company under the Exchange Act. In order for Form S-3 to be available to affiliates, the issuer must have been subject to the reporting requirements of the Exchange Act for at least 36 months (which the Company has been). There are certain other conditions that apply to the availability of Form S-3 to affiliates which are not discussed herein. In addition to Form S-1 and Form S-3, other forms of registration statements, also not discussed herein, may be available.

D. Resale Pursuant to Regulation A.

         Regulation A, promulgated pursuant to Section 3(b) of the Act, exempts from registration under the Act resales within any twelve month period by or on behalf of any one affiliate of securities of an issuer having an aggregate offering price which does not exceed $100,000, if the resales are made in accordance with the Regulation. When two or more persons agree to act in concert for the purpose of selling an issuer's securities, all securities of the same class sold for the account of all such persons during any twelve month period will be aggregated for the purpose of determining the limitation on the amount of securities sold under the Regulation.

         Persons proposing to sell shares under Regulation A are required to file an "offering statement" with the SEC at least ten days prior to the date on which the initial offering or sale of any securities under the Regulation is to be made.

         In addition to filing an offering statement with the SEC, the person for whose account the securities are offered pursuant to Regulation A must file a report of sale with the SEC within thirty days after the end of each six month period following the date of the original offering circular or statement. A final report must also be made upon the completion or termination of the offering and may be made prior to the end of the six month period in which the last sale is made.

         While the cost of an offering pursuant to a registration statement, a Regulation A offering does involve preparation of a disclosure document which should be prepared upon advice of securities counsel. Because of the limited amount of shares which can be sold within the $100,000 limitation, the Regulation A offering is typically used in connection with a directed placement by the affiliate to a purchaser or purchasers without a broker.

E. Status of Shares Acquired from an Affiliate.

         Shares purchased from an affiliate by a non-affiliate person, if such shares are sold pursuant to the provisions of Rule 144 or pursuant to a registration statement, will not be restricted in the hands of the purchaser. Thus, the purchaser is free to resell the shares as he or she sees fit. Shares received from an affiliate as a gift or pursuant to an exemption may, however, under some circumstances be restricted to the same extent as the affiliate's shares.

         These Policies do not discuss "restricted securities," i.e., securities which are acquired from an issuer in a transaction not involving a public offering, and the special requirements imposed by Rule 144 with respect to restricted securities. We are not aware of any restricted securities which the Company currently has outstanding.

         Because of the complexity of the limitations on resales of affiliate shares, we advise that any proposed resales or transfers of shares of the Company be reviewed by counsel to the Company in order to ensure that such resales are made in compliance with the Act. Counsel to the Company will be called upon to provide an opinion of counsel to the Company's Transfer Agent with respect to all resales or transfers of affiliate shares. In order to expedite the process, counsel should be notified sufficiently in advance so as to allow the performance of the due diligence required to render counsel's opinion.

IV. Required Disclosures Under the Securities Exchange Act of 1934

         Each person who becomes a Director of the Company will be considered a "reporting person" for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended. As a reporting person, each Director is subject to certain SEC filing requirements. The following are the general filing requirements imposed by the SEC:

         A. Initial Statement of Beneficial Ownership of Securities

         Within 10 days after becoming a reporting person, each Director must electronically file with the SEC via EDGAR a Form 3 "Initial Statement of Beneficial Ownership of Securities." Each Director must disclose in the Form 3 his or her beneficial ownership of any securities of the Company, whether such beneficial ownership is direct or indirect. In general, a Director is deemed to beneficially own any securities (i) for which that Director has voting or investment control, (ii) which are held in the Director's name or on the behalf of the Director by a third party (i.e. direct interests), or (iii) in which the Director has a pecuniary interest, by reason of contract, understanding or relationship (including a family relationship or arrangement) in securities held in the name of another person (i.e. indirect interests). If the Director does not beneficially own any securities of the Company, the Director is required to file the Form 3 and state that no securities are beneficially owned.

         Form 3 has several specific requirements. The Director should clearly identify the class of securities beneficially owned, even if the Company only has one outstanding class. The Director should disclose the face value of the debt securities or the number of equity securities beneficially owned, whichever is appropriate. Non-derivative securities beneficially owned should be reported in Table I and derivative securities (e.g. options, warrants, puts, convertible securities, calls, etc.) should be reported in Table II. Derivative securities beneficially owned that are both equity securities and convertible or exchangeable for other equity securities (e.g. convertible preferred securities) should only be reported in Table II.

To  obtain  a copy of the Form 3,  more  information  on the  form and  detailed
instructions      on      filing,      visit     the     SEC      website     at
http://www.sec.gov/divisions/corpfin/forms/form3.htm.

         B. Statement of Changes of Beneficial Ownership of Securities

         Each Director who enters a transaction resulting in a change in beneficial ownership of the Company's securities must electronically file with the SEC, via EDGAR, a Form 4 "Statement of Changes of Beneficial Ownership of Securities." In general, a Form 4 must be filed before the end of the second business day following the execution of a change of ownership. However, the filing deadline may be extended up to a maximum of five business days in certain instances if the transaction is executed by a third party (e.g., a broker, dealer or plan administrator) on behalf of the Director and the Director did not select the date of execution. In such instances, the two day period within which the Director must file does not begin until the Director receives notice of the transaction execution or three business days after the execution, whichever occurs first.

         Form 4 has several specific requirements. The Director must clearly identify the class of securities, even if the Company only has one class of securities. The Director must disclose the face value of the debt securities or the number of equity securities beneficially owned, whichever is appropriate. In general, all acquisitions or dispositions of debt, equity or derivative
securities   of  the  Company  must  be  reported.   The  amount  of  securities
beneficially owned following the transaction(s) must be reported as well. Acquisitions or dispositions and holdings of non-derivative securities should be reported in Table I. Acquisitions or dispositions and holdings of derivative securities should be reported in Table II. The exercise or conversion of a derivative security should be reported in Table I and the holdings of the underlying security should be reported in Table II. The prices of securities should be reported on a per share basis, not an aggregate basis, except that the aggregate price of debt must be stated. Brokerage commissions and other costs of execution should be excluded from such amounts.

         Form 4 also requires the Director to disclose the character of the transaction reported. The transaction codes listed below should be used to describe each transaction. If the transaction is not specifically listed, the Director should use transaction code "J" and describe the nature of the transaction in the appropriate space provided. If a transaction involves an equity swap or instrument with similar characteristics, the Director should use transaction code "K" in addition to the code(s) that most appropriately describes the transaction (e.g. "S/K" or "P/K").


General Transaction Codes

P -- Open market or private purchase of non-derivative or derivative security

S -- Open market or private sale of non-derivative or derivative security

V -- Transaction voluntarily reported earlier than required

Rule 16b-3 Transaction Codes

A -- Grant, award or other acquisition pursuant to Rule 16b-3(d)

D -- Disposition  to  the issuer of issuer  equity  securities  pursuant to Rule
     16b-3(e)

F -- Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3

I -- Discretionary transaction in accordance with Rule 16b-3(f) resulting in acquisition or disposition of issuer securities

M -- Exercise or  conversion of derivative  security  exempted  pursuant to Rule
     16b-3

Derivative Securities Codes (Except for transactions exempted pursuant to Rule 16b-3)

C -- Conversion of derivative security

E -- Expiration of short derivative position

H -- Expiration (or cancellation) of long derivative position with value received

O -- Exercise of out-of-the-money derivative security

X -- Exercise of in-the-money or at-the-money derivative security

Other Section 16(b) Exempt Transaction and Small Acquisition Codes (except for Rule 16b-3 codes above)

G -- Bona fide gift

L -- Small acquisition under Rule 16a-6

W -- Acquisition or disposition by will or the laws of descent and distribution

Z -- Deposit into or withdrawal from voting trust

Other Transaction Codes

J -- Other acquisition or disposition (describe transaction)

K -- Transaction in equity swap or instrument with similar characteristics

U -- Disposition pursuant to a tender of shares in a change of control transaction

For a copy of the Form 4, more information on the form and detailed instructions
on         filing,         visit        the        SEC         website        at
http://www.sec.gov/divisions/corpfin/forms/form4.htm.

         C. Annual Statement of Beneficial Ownership of Securities

         Under certain circumstances, a Director is required to electronically file with the SEC, via EDGAR, a Form 5 "Annual Statement of Beneficial Ownership of Securities." In general, a Form 5 must be filed if (i) there were any transactions in the previous fiscal year that were exempt from Section 16(b) of the Securities Exchange Act of 1934 (e.g. bona fide gifts and inheritance), (ii) there were any transactions in the previous year that were exempt for the disclosure requirements of Forms 3 or 4, (iii) there was any small acquisition(s) in a six month period during the previous fiscal year not exceeding $10,000 in market value or iv) there were any transactions that should have been reported in Forms 3 and 4 that were not reported. If applicable, a Form 5 must be filed on or before the 45th day after the end of the Company's fiscal year. The Director should report the transactions listed above for the previous fiscal year and the beneficial ownership at the end of the previous fiscal year.

         Form 5 has several specific requirements. The Director must clearly identify the class of securities, even if the Company only has one class of securities. The Director must disclose the face value of the debt securities or the number of equity securities beneficially owned, whichever is appropriate. Every transaction must be reported even if the acquisitions and dispositions with respect to a class of securities are equal. Both direct and indirect beneficial ownership of securities must be reported. Acquisitions or dispositions and holdings of non-derivative securities should be reported in Table I. Acquisitions or dispositions and holding of derivative securities should be reported in Table II. The exercise or conversion of a derivative security should be reported in Table II and the holdings of the underlying security should be reported in Table I. Acquisitions or dispositions and holdings or derivative securities that are both equity securities and convertible or exchangeable for securities other equity securities should only be reported in Table II. The prices of securities should be reported on a per share basis, not an aggregate basis, except that the aggregate price of debt must be stated. Brokerage commissions and other costs of execution should be excluded from such amounts. If consideration other than cash was paid for the security, the Director should describe the consideration, including the value of the consideration. The Director should also report any holdings that should have been previously reported in a Form 3, any transactions that should have been previously reported in a Form 4, and any transactions that should have been previously reported in a Form 5.

         Form 5 also requires the Director to disclose the character of the transaction reported. The transaction codes listed below should be used to describe each transaction. If the transaction is not specifically listed, the Director should use transaction code "J" and describe the nature of the transaction in the appropriate space provided. If a transaction involves an equity swap or instrument with similar characteristics, the Director should use transaction code "K" in addition to the code(s) that most appropriately describes the transaction (e.g. "S/K" or "P/K").

General Transaction Codes

P -- Open market or private purchase of non-derivative or derivative  security

S -- Open market or private sale of non-derivative or derivative security

Rule 16b-3 Transaction Codes

A -- Grant, award or other acquisition pursuant to Rule 16b-3(d)

D -- Disposition  to  the issuer of issuer  equity  securities  pursuant to Rule
     16b-3(e)

F -- Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3

I -- Discretionary transaction in accordance with Rule 16b-3(f) resulting in acquisition or disposition of issuer securities

M -- Exercise or  conversion of derivative  security  exempted  pursuant to Rule
     16b-3

Derivative Securities Codes (Except for transactions exempted pursuant to Rule 16b-3)

C -- Conversion of derivative security

E -- Expiration of short derivative position

H -- Expiration (or cancellation) of long derivative position with value received

O -- Exercise of out-of-the-money derivative security

X -- Exercise of in-the-money or at-the-money derivative security

Other Section 16(b) Exempt Transaction and Small Acquisition Codes (except for Rule 16b-3 codes above)

G -- Bona fide gift

L -- Small acquisition under Rule 16a-6

W -- Acquisition or disposition by will or the laws of descent and distribution

Z -- Deposit into or withdrawal from voting trust

Other Transaction Codes

J -- Other acquisition or disposition (describe transaction)

K -- Transaction in equity swap or instrument with similar characteristics

U -- Disposition pursuant to a tender of shares in a change of control transaction

For a copy of Form 5, more information on the form and detailed  instructions on
filing,           visit          the          SEC           website           at
http://www.sec.gov/divisions/corpfin/forms/form5.htm.

         D. Filing by the Company on Behalf of the Director

         If a Director so chooses, he or she may grant the Company a limited power of attorney to file Forms 3, 4 and 5 on his or her behalf. However, compliance with the disclosure requirements of this Section IV ultimately remains the responsibility of the individual Director and the Company assumes no legal or other responsibility whatsoever for such compliance. The limited power of attorney is attached as Exhibit A.

V. Bank Bribery Act

A. Purpose.

         The Bank Bribery Act provisions of the Comprehensive Crime Control Act of 1984 prohibit any improper benefit to any individual who seeks loan funds or services from, or who are in a position to provide services to, a financial institution by establishing criminal penalties for the offer or acceptance of such benefits. It is the intention of the Company to adopt a policy that embodies the highest ethical standards and that complies with the requirements of the Bank Bribery Act.

B. Policy Elements.

         All Directors, and the immediate families of such persons, are generally prohibited from:

1. Soliciting for themselves or for a third party (other than the Company) anything of value from anyone in return for any business, service or confidential information of the Company.

2. Accepting anything of value (other than bona fide salary, wages and fees) from anyone in connection with the business of the Company, either before or after a transaction is discussed or consummated.

C. Exceptions.

         The Company recognizes that the following are appropriate exceptions to the general prohibition of acceptance of things of value in connection with service as a Director of the Company:

1. Gifts, gratuities, amenities or favors if they are based entirely on obvious family or personal relationships (such as the relationship between an official and his or her parents, children or spouse) when the circumstances make it clear that it is this relationship rather than the business of or employment by the Company which is the motivating factor.

2. Meals, refreshments, travel arrangements, accommodations, or entertainment, all of reasonable value, if furnished in the course of a meeting or other occasion the purpose of which is to hold bona fide business discussions, provided that the expenses would be paid for by the Company as a reasonable business expense, if not paid for by another party.

3. Loans from other banks or financial institutions on customary terms to finance the proper and usual activities of a Director, such as home mortgage loans, except where prohibited by law.

4. Advertising or promotional materials of a reasonable value, such as pens, pencils, note pads, key chains, calendars and similar items.

5. Discounts, premiums, or rebates on merchandise or services or other benefits that do not exceed those available to other customers.

6. Gifts of reasonable value that are related to commonly recognized events or occasions, such as promotion, new job, wedding, retirement, Christmas or bar mitzvah, so long as such gifts do not exceed the value of $100 per gift.

7. Civic, charitable, educational or religious organizational awards for recognition of service and/or accomplishment, so long as such awards do not exceed the value of $100 per award.

8. The Company may, on a case by case basis, approve of other circumstances, not identified above, in which an involved party requests to be permitted to accept something of value in connection with the Company's business. Any exception to these Policies should be documented as a policy exception and reported to the Board of Directors.

D. Recordkeeping.

         If a Director is offered or receives  anything of value  beyond what is
authorized  in  these   Policies,   that  person  must  disclose  the  following
information in writing to the Chief Executive Officer:

1.   The gift offered or accepted.

2.   The name of the donor and his/her company affiliation.

3.   The value of the gift.

4.   The circumstances surrounding receipt of the gift.

VI. Violations of Board Policies

A. Actions Deemed in Violation of Policies.

         Members of the Company's Board of Directors shall be deemed to have violated these Policies upon the determination by the Audit Committee that any of the following events has occurred:

1.   A material breach by a Director of any of the provisions of these Policies;

2. The repeated neglect by a Director of his or her duties under these Policies or any material act of dishonesty, intentional misrepresentation or moral turpitude, including the misappropriation or embezzlement of property of the Company or a customer of the Company, the unauthorized intentional disclosure of confidential or material non-public information, or a fraud by the Director in the performance of his or her duties as a Director of the Company;

3. A Director is convicted of a misdemeanor involving moral turpitude or a felony; or

4. A written finding, order or directive from any state or federal banking regulator with jurisdiction over the Company ordering the removal of a Director of the Company.

B. Penalties for Violations of Policies.

         In the event the Board of Directors determines that a Director has violated his or her duties or responsibilities pursuant to these Policies, all of the following will apply to such Director:

1. The Director immediately will be removed as a member of any Board committees on which the Director serves.

2.   The  Director  will  thereafter  be  ineligible  for  participation  in any compensation plans which are available to the Company's Directors, including the receipt of fees for attendance at Board or Board committee meetings and participation in any stock option plans or deferred compensation plans which are applicable to the Company's Directors.

3. The Director will immediately forfeit and surrender any unexercised stock options previously awarded to the Director by the Board.

4. In the discretion of the Board of Directors, the Director will not be entitled to indemnity from the Company for any claim, demand, damages, causes of action or other costs (including but not limited to attorneys fees) arising out of or related to any violation of this Policy statement. To the extent that any claim, demand, damages, causes of action or other costs (including but not limited to attorneys fees) arising out of or related to any violation of this Policy statement are asserted against or incurred by the Company, the Company will have a right of indemnity against the Director. In the event that the Board exercises its discretion as set forth herein, it will notify the Company's directors and officers liability carrier of such determination and shall exclude the Director from coverage under the Company's policy.

5. The Board of Directors will request the resignation of the Director, will recommend the removal of such Director to the shareholders of the Company at a special meeting called for the purpose of removing such Director, or will not renominate such Director and, if such Director seeks nomination at a meeting of the shareholders, will recommend to the Company's shareholders that the Director not be re-elected at the any meeting of the Company's shareholders.

VII. Required Disclosures Under the Sarbanes-Oxley Act

         The Securities Exchange Commission issued Item 406 of Regulation S-K pursuant to requirements set forth in Section 406 of the Sarbanes-Oxley Act. Pursuant to Item 406, the Company is required to make several disclosures regarding its "Code of Ethics." The Company will provide the SEC copies of these Policies and will notify the SEC of any amendments to these Policies. In addition, the Company will furnish copies of these Policies, amendments and revisions thereto, and other information as required in its Form 8-K reports and in its annual Form 10-K report.

                           VERIFICATION OF COMPLIANCE

                  I, _______________, hereby verify that I have reviewed the terms of this policy statement and agree to be bound by its terms.


                                    -------------------------------
                                    (signed)


                                    -------------------------------
                                    (print name)


                                    -------------------------------
                                    (dated)

                                    Exhibit A

                            LIMITED POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby constitutes and appoints Allen R. Christenson, Corporate Secretary, the undersigned's true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or Director of First Financial Bancorp (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

         (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's legal or other responsibilities, including compliance with Section 16 of the Securities Exchange Act of 1934, as amended.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ______ day of _______________________, 2003.


                                         Signature
                                                   -----------------------------

                                         Print Name
                                                    ----------------------------